Exhibit 99

                       ICOS Corporation Reports Net Income
        of $9.7 Million, Fifteen Cents Per Share, for 2006 Third Quarter



    BOTHELL, Wash.--(BUSINESS WIRE)--Nov. 2, 2006--ICOS Corporation (Nasdaq:ICOS) today released its financial results for the three and nine months ended September 30, 2006, and summarized recent events.

    For the three months ended September 30, 2006, ICOS reported net income of $9.7 million ($0.15 per share), compared to a proforma net loss of $19.3 million ($0.30 per share) for the three months ended September 30, 2005.(1)

    Lilly ICOS'(2) 2006 third quarter net income grew to $79.6 million, compared to $19.8 million in the 2005 third quarter.
Worldwide sales of Cialis(3) in the third quarter of 2006 totaled
$245.6 million, an increase of 26% compared to $195.1 million in the third quarter of 2005.

    During the third quarter of 2006, Lilly ICOS initiated a double-blind, placebo-controlled Phase 2b clinical study to evaluate tadalafil (the active ingredient in Cialis) as a potential treatment for the symptoms of benign prostatic hyperplasia (BPH). Patients in the study are to be administered one of four doses of tadalafil or placebo, once-a-day for 12 weeks. The study is designed to enroll more than 1,000 patients and may serve as a pivotal study to support regulatory filings seeking approval of tadalafil for the treatment of BPH.

    Patient enrollment is progressing on schedule in a 400 patient, multi-national Phase 3 study evaluating the efficacy and safety of tadalafil in treating patients with pulmonary arterial hypertension.

    Later this year, Lilly ICOS expects to file, with the FDA, for an expanded indication for Cialis, as a once-a-day treatment for men with erectile dysfunction. Regulatory filings for Cialis, as a once-a-day treatment for erectile dysfunction, occurred in Europe and Canada in mid-2006.

    A Lilly ICOS proof-of-concept Phase 2 study, in hypertension, was recently completed, in which 180 patients were dosed once-a-day with 5 mg tadalafil, 20 mg tadalafil, or placebo, for eight weeks. The results were consistent with results previously reported from clinical pharmacology studies conducted for the ED indication. Patients in the 5 mg tadalafil group had a mean blood pressure decline of 5.5/7.5 mm Hg. Patients in the 20 mg tadalafil group had a mean blood pressure decline of 5.5/8.3 mm Hg. Results at both doses were statistically significantly better than the mean 2.1/3.0 mm Hg decrease noted among patients in the placebo group. Treatment was well tolerated by the men and women in the study. Dyspepsia and headache were the most frequent adverse events. The magnitude of reduction in blood pressure induced by tadalafil in this clinical trial would likely be insufficient for tadalafil to compete successfully in the broad hypertension marketplace for first line therapy. Lilly ICOS is considering next steps for this program.

    Our 50% share of Lilly ICOS earnings was $40.0 million in the third quarter of 2006, compared to $10.0 million in the third quarter of 2005. The $30.0 million improvement primarily reflects growth in the sales of Cialis around the world and planned reductions in marketing and selling expenses.

    ICOS Corporation's total revenue was $20.6 million in the third quarter of 2006, compared to $20.8 million in the third quarter of 2005.

    Collaboration revenue from Lilly ICOS totaled $16.4 million in the 2006 third quarter, compared to $13.6 million in the third quarter of 2005. The increase primarily reflects reimbursable costs of 40 contract (non-employee) sales representatives retained to promote
Cialis in the U.S. beginning in January 2006.

    Co-promotion services revenue was $1.8 million in the 2005 third quarter, representing fees earned under a co-promotion arrangement which ended in December 2005.

    Total operating expenses were $51.3 million for the three months ended September 30, 2006, compared to proforma $49.9 million for the three months ended September 30, 2005. Operating expenses for the three months ended September 30, 2006 include $5.4 million in stock option expense, due to a change in accounting for employee stock options effective January 1, 2006. On a proforma basis, operating expenses for the three months ended September 30, 2005 include $7.9 million in stock option expense.

    For the nine months ended September 30, 2006, ICOS reported net income of $15.1 million ($0.23 per share), compared to a proforma net loss of $104.0 million ($1.63 per share) for the nine months ended September 30, 2005.(4)

    At September 30, 2006, we had cash, cash equivalents, investment securities and associated interest receivable of $187.8 million.

    On October 17, 2006, ICOS announced that it had entered into an Agreement and Plan of Merger with Eli Lilly and Company, whereby Lilly will acquire all of the outstanding stock of ICOS for a purchase price of $32 per share in cash. Closing of the transaction is expected around 2006 year-end, subject to approval by the shareholders of ICOS and other customary closing conditions.

    ICOS Corporation, a biotechnology company headquartered in Bothell, Washington, is dedicated to bringing innovative therapeutics to patients. Through Lilly ICOS LLC, ICOS is marketing its first product, Cialis (tadalafil), for the treatment of erectile dysfunction. ICOS is working to develop treatments for serious unmet medical needs such as benign prostatic hyperplasia, hypertension, pulmonary arterial hypertension, cancer and inflammatory diseases.

    Except for historical information contained herein, this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause our results and the timing and outcome of events to differ materially from those expressed in or implied by the forward-looking statements, including risks associated with product commercialization, research and clinical development, regulatory approvals, manufacturing, collaboration arrangements, liquidity, competition, intellectual property claims, litigation and other risks detailed in our latest Quarterly Report on Form 10-Q and our other public filings with the Securities and Exchange Commission.

    The forward-looking statements contained in this press release represent our judgment as of the date of this release. We undertake no obligation to publicly update any forward-looking statements. The biotechnology and pharmaceutical businesses are risky and there can be no assurance that any of our products or product candidates will achieve commercial success or that competing therapies will not pre-empt market opportunities that might exist for any of our products or product candidates.

    Where to Find Additional Information About the Proposed
Acquisition by Eli Lilly and Company

    A special shareholder meeting will be announced soon to obtain shareholder approval of the proposed transaction. ICOS intends to file with the Securities and Exchange Commission (SEC) a proxy statement and other relevant documents in connection with the proposed transaction. Investors of ICOS are urged to read the definitive proxy statement and other relevant materials when they become available because they will contain important information about ICOS, Lilly and the proposed transaction. Investors may obtain a free copy of these materials (when they are available) and other documents filed by ICOS with the SEC at the SEC's website at www.sec.gov, at ICOS Corporation's website at www.ICOS.com or by sending a written request to ICOS Corporation at 22021 20th Avenue SE, Bothell, Washington 98021, Attention: Corporate Secretary.

    ICOS and its directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from its shareholders in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of ICOS' shareholders in connection with the proposed transaction will be set forth in ICOS' proxy statement for its special meeting. Additional information regarding these individuals and any interest they have in the proposed transaction will be set forth in the definitive proxy statement when it is filed with the SEC.

    (1) Proforma net loss of $19.3 million ($0.30 per share) reflects previously reported net loss of $11.4 million ($0.18 per share), plus $7.9 million of proforma stock option expense as if we had adopted FAS 123R at the beginning of 2005.

    (2) Lilly ICOS LLC (Lilly ICOS) is a 50/50 joint venture between ICOS Corporation and Eli Lilly and Company that is marketing Cialis in North America and Europe.

    (3) Cialis(R) is a registered trademark of Lilly ICOS LLC.

    (4) Proforma net loss of $104.0 million ($1.63 per share) reflects previously reported net loss of $80.4 million ($1.26 per share), plus $23.6 million of proforma stock option expense as if we had adopted FAS 123R at the beginning of 2005.



                  ICOS Corporation and Subsidiaries
          Schedule 1 - SELECTED CONSOLIDATED FINANCIAL DATA
                (in thousands, except per share data)
                             (unaudited)



                                      Three Months Ended September 30,
                                      --------------------------------
                                                         2005
                                                 --------------------
                                                  Proforma     As
                                            2006     (a)     Reported
                                      --------------------------------
Condensed Consolidated
Statements of Operations:

Revenue:
  Lilly ICOS collaboration            $   16,375 $  13,628  $ 13,628
  Contract manufacturing                   4,265     5,347     5,347
  Co-promotion services                        -     1,791     1,791
                                      ----------- --------- ---------
     Total revenue                        20,640    20,766    20,766
                                      ----------- --------- ---------

Equity in earnings (losses) of Lilly
 ICOS                                     39,974    10,038    10,038
                                      ----------- --------- ---------

Operating expenses:
  Research and development                25,343    24,516    21,435
  Marketing and selling                   13,168    11,938    10,871
  Cost of contract manufacturing           4,641     4,726     4,350
  General and administrative               8,121     8,676     5,324
                                      ----------- --------- ---------
     Total operating expenses             51,273    49,856    41,980
                                      ----------- --------- ---------
       Operating income (loss)             9,341   (19,052)  (11,176)

Other income (expense):
  Interest expense                        (1,704)   (1,704)   (1,704)
  Interest and other income                2,302     1,426     1,426
                                      ----------- --------- ---------

Income (loss) before income taxes          9,939   (19,330)  (11,454)
  Provision for income taxes                 220         -         -
                                      ----------- --------- ---------
Net income (loss)                     $    9,719 $ (19,330) $(11,454)
                                      =========== ========= =========

Net income (loss) per common share -
 basic and diluted                    $     0.15 $   (0.30) $  (0.18)
                                      =========== ========= =========

Weighted average common shares
 outstanding - basic                      64,552    64,075    64,075
                                      =========== ========= =========
Weighted average common shares
 outstanding - diluted                    65,223    64,075    64,075
                                      =========== ========= =========



                                      Nine Months Ended September 30,
                                     --------------------------------
                                                         2005
                                                 --------------------
                                                  Proforma     As
                                            2006     (a)     Reported
                                     --------------------------------
Condensed Consolidated
Statements of Operations:

Revenue:
  Lilly ICOS collaboration              $ 47,247 $  36,681  $ 36,681
  Contract manufacturing                  10,668    11,323    11,323
  Co-promotion services                        -     4,634     4,634
                                     ------------ --------- ---------
     Total revenue                        57,915    52,638    52,638
                                     ------------ --------- ---------

Equity in earnings (losses) of Lilly
 ICOS                                    110,650   (11,330)  (11,330)
                                     ------------ --------- ---------

Operating expenses:
  Research and development                76,911    74,581    64,943
  Marketing and selling                   39,798    35,178    31,854
  Cost of contract manufacturing          11,430    10,464     9,432
  General and administrative              25,056    24,880    15,296
                                     ------------ --------- ---------
     Total operating expenses            153,195   145,103   121,525
                                     ------------ --------- ---------
       Operating income (loss)            15,370  (103,795)  (80,217)

Other income (expense):
  Interest expense                        (5,113)   (5,113)   (5,113)
  Interest and other income                5,479     4,867     4,867
                                     ------------ --------- ---------

Income (loss) before income taxes         15,736  (104,041)  (80,463)
  Provision for income taxes                 595         -         -
                                     ------------ --------- ---------
Net income (loss)                       $ 15,141 $(104,041) $(80,463)
                                     ============ ========= =========

Net income (loss) per common share -
 basic and diluted                      $   0.23 $   (1.63) $  (1.26)
                                     ============ ========= =========

Weighted average common shares
 outstanding - basic                      64,450    63,940    63,940
                                     ============ ========= =========
Weighted average common shares
 outstanding - diluted                    65,165    63,940    63,940
                                     ============ ========= =========





Condensed Consolidated Balance Sheets:  September 30,    December 31,
                                            2006             2005
                                        --------------   -------------
Cash, cash equivalents,
investment securities and
 interest receivable                    $     187,805    $    162,782
Receivable from Lilly ICOS                     22,138          14,300
Investment in Lilly ICOS                       46,502          35,497
Property and equipment, net                    18,269          17,995
Deferred financing costs and other              9,921          11,193
                                        --------------   -------------
    Total assets                        $     284,635    $    241,767
                                        ==============   =============

Current liabilities                     $      23,600    $     22,387
Convertible subordinated debt                 278,650         278,650
Stockholders' deficit                         (17,615)        (59,270)
                                        --------------   -------------
    Total liabilities and stockholders'
     deficit                            $     284,635    $    241,767
                                        ==============   =============


(a)Effective January 1, 2006, we adopted Statement of Financial Accounting Standards No. 123 (revised 2004), "Share-Based Payment" (FAS 123R) and began recognizing expense for all stock options. 2005 proforma amounts reflect our results of operations as if we had applied the provisions of FAS 123R beginning January 1, 2005.




                  ICOS Corporation and Subsidiaries
     Schedule 2 - SUMMARIZED OPERATING RESULTS OF LILLY ICOS LLC
                            (in thousands)
                             (unaudited)

                                                2006
                                 ------------------------------------
                                    Q1       Q2       Q3      Total
                                 -------- -------- -------- ---------

Revenue:
 Product sales, net
  United States                  $82,537  $93,779  $94,946  $271,262
  Europe                          67,586   71,374   75,427   214,387
  Canada and Mexico               17,151   17,508   20,205    54,864
                                 -------- -------- -------- ---------
                                 167,274  182,661  190,578   540,513
 Royalties                        11,088   11,642   11,008    33,738
                                 -------- -------- -------- ---------
     Total revenue               178,362  194,303  201,586   574,251
                                 -------- -------- -------- ---------
Expenses:
  Cost of sales (a)               13,382   14,370   15,031    42,783
  Selling, general and
   administrative                 86,517   90,342   91,830   268,689
  Research and development        13,502   13,820   15,087    42,409
                                 -------- -------- -------- ---------
     Total expenses              113,401  118,532  121,948   353,881
                                 -------- -------- -------- ---------
Net income (loss)                $64,961  $75,771  $79,638  $220,370
                                 ======== ======== ======== =========


ICOS Corporation's share of net
 income (loss)                   $32,636  $38,040  $39,974  $110,650
                                 ======== ======== ======== =========

                                           2005
                       ----------------------------------------------
                          Q1        Q2       Q3       Q4      TOTAL
                       --------- -------- -------- -------- ---------

Revenue:
 Product sales, net
  United States         $42,744  $71,118  $77,438  $81,615  $272,915
  Europe                 56,264   60,925   61,992   65,311   244,492
  Canada and Mexico      12,186   13,839   14,727   18,575    59,327
                       --------- -------- -------- -------- ---------
                        111,194  145,882  154,157  165,501   576,734
 Royalties                7,790    9,010    8,172    8,997    33,969
                       --------- -------- -------- -------- ---------
     Total revenue      118,984  154,892  162,329  174,498   610,703
                       --------- -------- -------- -------- ---------
Expenses:
  Cost of sales (a)       9,752   11,934   12,378   13,200    47,264
  Selling, general and
   administrative       137,027  126,232  112,152   84,416   459,827
  Research and
   development           13,874   18,413   18,035   15,494    65,816
                       --------- -------- -------- -------- ---------
     Total expenses     160,653  156,579  142,565  113,110   572,907
                       --------- -------- -------- -------- ---------
Net income (loss)      $(41,669) $(1,687) $19,764  $61,388   $37,796
                       ========= ======== ======== ======== =========


ICOS Corporation's
 share of net income
 (loss)                $(20,679)   $(689) $10,038  $30,849   $19,519
                       ========= ======== ======== ======== =========



(a) Cost of sales includes $103 per month of license fee amortization applicable only to Eli Lilly and Company's interest in Lilly
     ICOS.




    CONTACT: ICOS Corporation
             Lacy Fitzpatrick, 425-415-2207